UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: July 22, 2005
(Date of earliest event reported)

Computer Associates International, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-9247	13-2857434
(Commission File Number)	(IRS Employer Identification No.)

One Computer Associates Plaza
Islandia, New York	11749
(Address of Principal Executive Offices)	(Zip Code)
(631) 342-6000
(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On July 27, 2005, Computer Associates International, Inc. (“CA”) issued a press release announcing its financial results for the fiscal quarter ended June 30, 2005. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.
Item 2.05. Costs Associated with Exit or Disposal of Activities.
     On July 27, 2005, CA issued a press release announcing a restructuring plan. A copy of the press release is attached as Exhibit 99.2 hereto and is hereby incorporated by reference into this Item 2.05. CA expects the restructuring, which was initially approved on July 22, 2005, to be substantially completed by the end of the calendar year. CA estimates that the restructuring will result in cash expenditures of approximately $50 million, principally related to severance and related benefits. CA expects to record a charge of between $50 million and $75 million, of which more than half will be related to severance costs and the remainder to facilities and procurement rationalization and other items.
Item 9.01. Financial Statements and Exhibits
(a)	None

(b)	None

(c)	Exhibit 99.1: Press Release dated July 27, 2005, relating to CA’s financial results.

Exhibit 99.2: Press Release dated July 27, 2005, relating to CA’s restructuring plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER ASSOCIATES INTERNATIONAL, INC.
Date: July 27, 2005	By:	/s/ Kenneth V. Handal
Kenneth V. Handal
Executive Vice President, General Counsel and Corporate Secretary